                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MEGO MORTGAGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              (MEGO MORTGAGE LOGO)

                                                                January 25, 1999

Dear Stockholder:

     We invite you to attend the 1999 Annual Meeting of Stockholders of Mego Mortgage Corporation to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, February 16, 1999 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303. The matters to be considered at the meeting are described in the formal Notice and Proxy Statement on the following pages.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. The Board of Directors recommends that Stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting. PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Thank you.

                                                 Sincerely,

                                                 /s/Champ Meyercord
                                                 Champ Meyercord
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                           MEGO MORTGAGE CORPORATION
            1000 PARKWOOD CIRCLE, SUITE 600, ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MEGO MORTGAGE CORPORATION:

        NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders or any adjournment or postponement thereof of Mego Mortgage Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., Eastern Standard Time, on February 16, 1999 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303 for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

        (1) To elect six directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

        (2) To amend the certificate of incorporation of the Company to reflect a name change to Altiva Financial Corporation;

        (3) To amend the certificate of incorporation of the Company to reflect a reverse stock split;

        (4) To vote on a proposal to adopt and approve the Mego Mortgage Corporation 1999 Incentive Stock Plan; and

        (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

        The board of directors has fixed the close of business on December 18, 1998 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting.

        You are cordially invited to attend the annual meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                              By Order of the Board of Directors

                                              /s/Champ Meyercord
                                              Champ Meyercord
                                              Chairman of the Board and
                                              Chief Executive Officer

Atlanta, Georgia

January 26, 1999


             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
              PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                           MEGO MORTGAGE CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Mego Mortgage Corporation, a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof. The annual meeting will be held at 10:00 a.m., Eastern Standard Time, on February 16, 1999 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303.


     This Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report on Form 10-K were first mailed to stockholders of the Company on or about January 26, 1999.


RECORD DATE

     Only stockholders of record at the close of business on December 18, 1998 (the "Record Date") are entitled to vote at the annual meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 30,566,660 shares of the common stock of the Company, no par value, outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted FOR the election of the nominees named herein as directors, FOR the other proposals set forth herein and in accordance with the judgment of the persons acting under the proxies on any other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the annual meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector(s) of elections appointed for the meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     Provided that a quorum is present at the annual meeting, the affirmative vote of a plurality of the votes cast by the shares present in person or by proxy will be required to elect each director. The proposal to adopt and approve the Mego Mortgage Corporation 1999 Incentive Stock Plan (the "Plan") requires the affirmative vote of the majority of the shares represented and entitled to vote at the meeting. The affirmative vote of the holders of a majority of the votes represented by the outstanding shares of the common stock, whether or not present at the annual meeting, who are entitled to vote at the annual meeting, is required for the approval and adoption of the proposals to amend the Company's certificate of incorporation. Non-voted shares: (1) will have the effect of a vote "Against" the proposals to amend the Company's certificate of incorporation; and (2) will have no effect on the proposal to elect directors or the proposal to adopt and approve the the Plan. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions: (1) will have the effect of a vote "Against" the proposals to amend the Company's certificate of incorporation and to adopt and approve the the Plan; and (2) will have no effect on the election of directors.

COSTS OF SOLICITATION


     Proxies will be solicited by the board of directors through the mail. Proxies may also be solicited by directors, officers and other employees of the Company, either personally, by mail, by telephone or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. The Company has retained Georgeson & Company, Inc. to aid in the solicitation of proxies for fees which the Company expects would not exceed $10,000.


                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's board of directors has fixed the number of directors at ten. Stockholders annually elect directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Stockholders are being asked to elect six directors to serve until the annual meeting in 1999 or until their successors have been duly elected and qualified.

     The following is a brief description of the business experience of each nominee for at least the past five years.

     Edward B. "Champ" Meyercord has been Chairman and Chief Executive Officer of the Company since July 1998 and he was a special consultant to the Company from May 1998 until July 1998. From 1994 to 1998, Mr. Meyercord was a senior investment banker with Greenwich Capital Markets, most recently as a co-head of the Mortgage and Asset Backed Finance Group. In addition to his involvement with asset backed securities, Mr. Meyercord was involved in the development of financing vehicles for specialty finance companies. Greenwich Capital Markets has performed investment banking services for the Company since 1994. Prior to 1994, Mr. Meyercord was a co-managing partner of

Hillcrest Partners, a private investment bank specializing in mergers and acquisitions for financial institutions. Mr. Meyercord is a member of the Board of Directors of The National Home Equity Mortgage Association.

     Wm. Paul Ralser. Mr. Ralser has been a Director of the Company since June 1998 and President and Chief Operating Officer since September 1998. Mr. Ralser has served as President and Chairman of the Board of First Fidelity Bancorp, Inc. since June 1996. Since December 1994, Mr. Ralser has been President and Chief Executive Officer of First Fidelity Thrift & Loan Association. From October 1992 to December 1994, Mr. Ralser was Executive Vice President and Director of Affordable Housing for Countrywide Funding Corporation and, from September 1986 until August 1992, he served as President and Chief Executive Officer of Countrywide Thrift and Loan.

     Spencer I. Browne has been a Director of the Company since consummation of its initial public offering in November 1996. For more than five years prior to September 1996, Mr. Browne held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a Director of Asset Investors Corporation ("AIC"), a New York Stock Exchange ("NYSE") traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a Director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a Director of M.D.C. Holdings, Inc., a NYSE traded company and the parent company of a major home builder in Colorado.

     Hubert M. Stiles, Jr. Mr. Stiles has been a Director of the Company since July 1998. Since September 1996, Mr. Stiles has been a money manager for and President of T. Rowe Price Recovery Fund II Associates, L.L.C. Mr. Stiles has been Vice President of T. Rowe Price Associates, Inc. and a money manager for and President of T. Rowe Price Recovery Fund Associates, Inc. since May 1988.

     David J. Vida, Jr. Mr. Vida has been a Director of the Company since June 1998. Since July 1996, Mr. Vida has been President of City Mortgage Services, a division of City National Bank. Mr. Vida served as Chief Financial Officer of Prime Financial Corp. from June 1994 until June 1996. From January 1992 to June 1996, Mr. Vida was a Senior Accountant for KPMG Peat Marwick LLP.


     John D. Williamson, Jr. has been a Director of the Company since September 1998. Since January 1997, Mr. Williamson has been practicing law as a sole practitioner, focusing on consulting, mediation and expert witnesses. From 1976 to January 1997, Mr. Williamson worked in various capacities at Transport Life Insurance Company (a subsidiary of Travelers Group, Inc.) including Vice Chairman of the Board from 1995 to 1997 and Chairman of the Board from 1995 to 1998.


     Each of these nominees has indicated a willingness to serve on the board of directors of the Company.

VOTE REQUIRED

     The six nominees who receive the greatest number of votes cast for the election of directors shall become directors at the conclusion of the tabulation of votes.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL FOR THE NOMINEES SET FORTH ABOVE. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                              PROPOSAL NUMBER TWO

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
             TO EFFECT A NAME CHANGE FROM MEGO MORTGAGE CORPORATION
                        TO ALTIVA FINANCIAL CORPORATION

GENERAL

     The board of directors has unanimously approved an amendment to Article I of the Company's certificate of incorporation that would result in a change in the Company's name to Altiva Financial Corporation. The proposed amendment would amend Article I of the Company's certificate of incorporation to read as follows:

          "The name of the corporation is ALTIVA FINANCIAL CORPORATION (hereinafter called the "Corporation")."

     The board of directors has directed that the proposed amendment be submitted for stockholder approval.

REASONS FOR THE NAME CHANGE


     The board of directors has concluded that a change in the Company's name is advisable due to the significant change in the Company's business strategy and strategic initiatives during the last fiscal year. As described in the Company's Annual Report on Form 10-K distributed along with this proxy statement, the Company (i) experienced a significant loss in fiscal 1998 due in large part to a write-down in the value of the mortgage related securities retained by the Company in connection with prior securitizations of its loan production and (ii) appointed a new senior management team following the Company's recapitalization in June 1998. Due to the Company's recent financial performance and economic factors that have adversely impacted the speciality finance industry generally, the Company's new management team, in consultation with the board of directors, reevaluated the Company's business strategy and strategic initiatives. The Company's new business strategy and strategic initiatives include the following:



- A focus on the production of home equity loans rather than a high loan-to-value ratio loan product;



- Development of a direct-to-consumer loan production platform;



- Increased loan production through the acquisition of other mortgage lending companies;



- Sales of whole loans for cash in the secondary market rather than the disposal of loans in securitization transactions; and



- Implementation of cost saving measures, including a workforce reduction.


     The board of directors of the Company has decided that changing the Company's name to Altiva Financial Corporation will emphasize the Company's new business strategy and strategic initiatives. In connection with the name change, the Company also anticipates changing its ticker symbol on the Nasdaq Stock Market.

     The change in the Company's name will not affect the validity of currently outstanding stock certificates. Upon approval of Proposal Number Two only, the Company's current stockholders will not be required to surrender or exchange any stock certificates that they now hold and they should not send such certificates to the Company or its transfer agent. If Proposal Number Three is approved, the Company's current stockholders will be asked to exchange their stock certificates. See "Proposal Number Three" beginning on page 5 of this Proxy Statement.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding common stock is required to approve Proposal Number Two.

     THE BOARD OF DIRECTORS RECOMMENDS ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. THE AMENDMENT WOULD CHANGE THE COMPANY'S NAME FROM MEGO MORTGAGE CORPORATION TO ALTIVA FINANCIAL CORPORATION. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             PROPOSAL NUMBER THREE

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
             TO EFFECT A ONE-FOR-TEN CONSOLIDATION OF COMMON STOCK

GENERAL

     The Company has experienced a low trading price and low trading volume for its common stock over the past few months. Under the rules of the Nasdaq Stock Market, the Company's common stock must have a trading price above $1.00 in order to maintain its listing on the Nasdaq Stock Market. Given the recent low trading price of the Company's common stock, the board of directors has concluded that it would be advisable to amend the Company's certificate of incorporation to effect a one-for-ten consolidation (the "consolidation") of the Company's issued and outstanding common stock. The effect of the amendment to the Company's certificate of incorporation will be to add a new paragraph following the first paragraph of Article IV, which will read as follows:

          "Each ten (10) issued and outstanding shares of common stock the Corporation shall be combined into one (1) share of validly issued, fully paid and non-assessable common stock, par value $.01. Each person, as of the effective time set forth in the Certificate of amendment filed with respect to this paragraph, holding of record any issued and outstanding shares of common stock shall receive upon surrender to the Corporation's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-consolidation common stock to which such shareholder is entitled after giving effect to the consolidation; provided, however, that all fractional shares resulting therefrom shall be paid in cash."

     The proposed amendment to the certificate of incorporation of the Company was unanimously approved by the board of directors, who directed that it be submitted for stockholder approval. The amendment, if approved, will result in the consolidation of outstanding stock. Therefore, following approval and filing of the amendment, each share of post-consolidation common stock ("New common stock") will be exchanged for every ten (10) shares of presently issued and outstanding common stock ("Old common stock") owned by a stockholder.

     Other than adjusting the total number of shares issued (by consolidation), there will be no other changes to ownership of the Company's capital stock. The voting rights and other privileges that each share of common stock enjoys before the proposed consolidation will be the same following the consolidation, and the consolidation will not affect any stockholder's proportionate equity interest in the Company. The consolidation may, however, result in an immaterial adjustment due to the purchase of any fractional shares of common stock that result from the consolidation. Shares of common stock issuable upon the exercise of outstanding stock options or upon the conversion of outstanding shares of preferred stock will also be consolidated in the same ratio of one-for-ten. As a result of such adjustment, the exercise price with respect to outstanding options will be increased by a factor of ten.

     This table gives an example of the effect of consolidation:

                                                      POST-APPROVAL
                                    PRE-APPROVAL         SHARES             SHARE
          STOCKHOLDER               SHARES OWNED          OWNED         FRACTIONS PAID
          -----------               -------------     -------------     --------------
Stockholder A                       30,000 shares     3,000 shares              -0-
Stockholder B                          500 shares        50 shares              -0-
Stockholder C                           66 shares         6 shares        0.6 share

     Fractional shares will be paid for upon exchange of the outstanding certificates based upon the average of the high and low bid price for the common stock as quoted on the Nasdaq Stock Market on the date of the consolidation.

     The Company currently has outstanding one class of common stock and one class of preferred stock. In the event that Proposal Number Three is approved and adopted by the stockholders, the number of outstanding shares of common stock would be reduced. The Company is authorized to issue 405,000,000 shares of capital sock, 400,000,000 of which are designated common stock, and 5,000,000 of which are designated preferred stock. Of the 400,000,000 shares of authorized common stock, there were 30,566,660 shares issued and outstanding as of December 18, 1998. Further, there are approximately 6,018,591 shares of common stock underlying stock options that have been reserved for issuance upon exercise of stock options and 41,675,542 shares that have been reserved for issuance upon conversion of the Company's convertible preferred stock. The number of shares of common stock issuable upon exercise of stock options or conversion of preferred stock would also be reduced (one-for-ten) to an aggregate of 4,769,413 shares in connection with the proposed consolidation.


     The proposed consolidation will not change the authorized number of shares of common stock or preferred stock, although as a result of the consolidation, the decrease in the number of issued and outstanding shares will result in an increase in the number of shares available for future issuance. Such additional unissued shares of common stock will be available at the discretion of the board of directors for, among other things, future stock splits, stock dividends, issuance in connection with acquisitions, issuance upon the exercise of stock options or to raise additional capital in public or private offerings. The issuance of additional shares of common stock could dilute the voting rights, equity and earnings per share of existing stockholders of the Company. In addition, the increase in the authorized but unissued common stock could be considered an anti-takeover measure because the additional authorized but unissued shares of common stock could be used by the board of directors make a change in control of the Company more difficult. The board of directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.


     This table illustrates the principal effects of the proposed consolidation on all outstanding shares of common stock on the date of the consolidation:

     NUMBER OF SHARES     PRIOR TO PROPOSED   AFTER PROPOSED
     OF COMMON STOCK        CONSOLIDATION     CONSOLIDATION
     ----------------     -----------------   --------------
  Authorized                 400,000,000       400,000,000
  Issued and Outstanding      30,566,660         3,056,666*
  Available for Future
    Issuance                 369,433,330       396,943,334**

-------------------------

 * Subject to minor adjustment due to the purchase of fractional shares resulting from the consolidation.
** Does not include further reduction for shares that are reserved in connection with options and outstanding preferred stock.

     It is not anticipated that any change will be made in the Company's capital stock as a result of the proposed consolidation.

REASONS FOR THE CONSOLIDATION

     The Company's common stock is listed on the Nasdaq Stock Market. One of the requirements for continued listing is that the minimum bid price for the Company's common stock be $1 per share. Failure to meet this requirement for a period of 30 consecutive business days will result in notification by Nasdaq of possible delisting from the market if the minimum bid is not brought within compliance over a 90 day period following the notification. One method to increase the bid price for the common stock is to consolidate the outstanding shares, thereby increasing the attached value per share. The following table illustrates the possible effect of a consolidation on the stock price, assuming all other market factors remain the same:

  BEFORE STOCK CONSOLIDATION   AFTER STOCK CONSOLIDATION
  ---------------------------  -------------------------
    NUMBER OF      PER SHARE     NUMBER OF    PER SHARE
   SHARES OWNED      PRICE     SHARES OWNED     PRICE
  --------------  -----------  -------------  ----------
  100,000.......       $1.00         10,000       $10.00
   10,000.......       $1.00          1,000       $10.00

This table demonstrates the mathematical implication of a stock consolidation. The Company cannot predict the actual result of trading and bid price for the shares of common stock following the consolidation due to the numerous market factors that affect trading daily, including impacts to the market as a whole.

     The board of directors further believes that the current per share price of the common stock and the large number of shares of common stock outstanding have had a negative impact on the market for its common stock. Furthermore, the large number of shares outstanding and the relatively few shares that are traded on a daily basis in comparison has hindered the Company's ability to raise capital by issuing additional shares of common stock. The board of directors is hopeful that after the consolidation the market will react positively and in such a fashion that the price of the Company's common stock will rise and cease to be treated as "low-priced" stock by the investment community.

     The board of directors recognizes that the proposed consolidation will not, in itself, result in the Company's common stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than low-priced is through sustained growth and profitability, neither of which can be assured, and the absence of which will result negatively upon the trading value of the Company's common stock following the proposed consolidation.

     Although the board of directors is hopeful that the decrease in the number of shares of common stock that would be outstanding after the proposed consolidation will result in an increased price level per share of common stock which will encourage interest in the market for that common stock and promote greater marketability for the common stock, there can be no assurance that the market will respond to the consolidation with an increase in the per share price or with any increase in average daily trading volume.

     Finally, the effect of the proposed consolidation, and resulting decrease in the number of shares of common stock on the market, could adversely affect the trading value of such common stock if there is not a corresponding increase in the per share price level for such stock following the consolidation. Many factors beyond the Company's control will affect the ultimate trading market and there can be no assurance that the per-share price for the Company's common stock immediately after the consolidation will reflect the corresponding math material value based on the consolidation alone, or that any such value will be sustained for any period of time.


     The Company completed its initial public offering on November 19, 1996 and, since that date, the common stock has traded on the Nasdaq Stock Market under the symbol "MMGC." The following table sets forth the high and low sales prices of the common stock as reported on the Nasdaq Stock Market for the periods indicated.



                                                              HIGH        LOW
                                                            ---------   --------
FISCAL YEAR 1997:
  First Quarter (November 19, 1996 to November 30,
     1996)................................................  $12.00      $10.75
  Second Quarter..........................................   15.75       10.125
  Third Quarter...........................................   14.625       8.00
  Fourth Quarter..........................................   13.50        9.00
FISCAL YEAR 1998:
  First Quarter...........................................   15.00        9.5625
  Second Quarter..........................................   10.25        3.00
  Third Quarter...........................................    3.375       1.875
  Fourth Quarter..........................................    2.0625      1.00
FISCAL YEAR 1999:
  First Quarter...........................................    1.53125     0.375
  Second Quarter (through January 21, 1999)...............    0.813       0.375

EXCHANGE OF STOCK CERTIFICATES

     If the proposed amendment is approved, stockholders will be notified and requested to surrender their certificates representing shares of the Old common stock to the Exchange Agent who will issue new certificates representing shares of New common stock after giving effect to the consolidation. Commencing with the effective date, however, each certificate representing shares of Old common stock will be automatically deemed, without any action, for all purposes to evidence ownership of New common stock taking into account the consolidation.

     No scrip or fractional share certificates of New common stock will be issued in connection with the proposed consolidation. Stockholders who would otherwise receive fractional shares will receive, instead, the cash value for such fractional shares determined by multiplying the fractional share by the average of the high and low bid price for the Company's common stock on the date of the consolidation ("Effective Date").

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the proposed consolidation are set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general in nature. Furthermore, individual circumstances may alter the effect or require different tax treatment depending upon those specific circumstances. Accordingly, stockholders are advised to consult with their own tax advisor(s) for more detailed information relating to their individual circumstances and the individual tax treatment that may result from the proposed consolidation.

     The proposed consolidation will be a tax-free recapitalization for the Company and its stockholders. The shares of New common stock registered in the name of a stockholder or beneficially owned by such stockholder (including fractional shares deemed to have been received) will have an aggregate basis for computing gain or loss equal to the aggregate basis of the Old common stock held by that stockholder immediately prior to the Effective Date for the proposed consolidation. A stockholder's holding period of shares of New common stock will include the holding period of shares of Old common stock surrendered in exchange therefor, provided that the shares of Old common stock were capital assets in the hands of the stockholder on the Effective Date of the proposed consolidation.

     A stockholder who receives cash in lieu of a fractional share generally will recognize gain or loss in an amount equal to the difference between the cash received and the stockholder's basis allocable to the fractional share.

REGISTRATION AND TRADING


     The New common stock will continue to be registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Company will continue to file periodic and current reports with the Securities and Exchange Commission ("Commission") pursuant to the Exchange Act. In addition, the Company's New common stock will continue to be traded on the Nasdaq Stock Market. The Company intends to file all required notifications with the Nasdaq Stock Market to provide for continued trading (on a post-consolidated basis) in coordination with the Effective Date. Certificates representing the New common stock will, however, contain a new CUSIP number.


     The Company has no current intention of entering into any future transaction or business combination which would result in deregistration of the New common stock under the Exchange Act, or which might result in loss of eligibility for the New common stock to be listed and traded on the Nasdaq Stock Market.


ABANDONMENT

     The board of directors has concluded that effecting the consolidation is in the best interest of the Company and its stockholders only if necessary to raise the bid price of the Company's common stock in order to comply with Nasdaq requirements. In the event that effecting the consolidation is not required in order to ensure compliance with Nasdaq rules, the board of directors has reserved the authority to abandon the proposed amendment at any time prior to its effectiveness without further action by the stockholders.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding common stock is required to approve Proposal Number Three.

     THE BOARD OF DIRECTORS RECOMMENDS ADOPTION AND APPROVAL OF THIS PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A ONE-FOR-TEN CONSOLIDATION OF THE COMPANY'S COMMON STOCK. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                              PROPOSAL NUMBER FOUR

APPROVAL AND ADOPTION OF THE MEGO MORTGAGE CORPORATION 1999
INCENTIVE STOCK PLAN

GENERAL

     On January 12, 1999, the board of directors approved and adopted the Mego Mortgage Corporation 1999 Incentive Stock Plan (the "Plan") subject to stockholder approval. A copy of the Plan is attached hereto as Annex A. The board of directors unanimously recommends that the stockholders vote for approval and adoption of the Plan.

SUMMARY OF THE PLAN

     The primary purpose of the Plan is to attract, retain and motivate selected employees and directors of the Company. The following discussion summarizes the principal features of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan.


     Administration. The Plan will be administered by a committee of two or more directors serving on the Board (the "Plan Committee"). Each director, while a member of the Committee, must in addition satisfy the requirements for a "non-employee" director under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All grants under the Plan will be evidenced by a certificate that will incorporate such terms and conditions as the Plan Committee deems necessary or appropriate.



     Coverage and Participants. The Plan will provide for the issuance of stock options ("Stock Options") and restricted stock ("Restricted Stock") to certain of the Company's key employees and outside directors and for the issuance of stock appreciation rights ("SARs") to certain of the Company's key employees. A key employee shall be any employee of the Company (or any subsidiary, parent, or affiliate of the Company) designated by the Plan Committee who, in the judgment of the Plan Committee acting in its absolute discretion, is a key to the success of the Company.



     Initial Share Authorization. There will be 12,000,000 shares of Common Stock available for use under the Plan. However, no key employee in any calendar year may be granted a Stock Option to purchase more than 1,500,000 shares of Common Stock or an SAR with respect to more than 1,500,000 shares of Common Stock except that an Stock Option to purchase 4,818,591 shares of Common Stock may be granted to the Company's chief executive officer in connection with the renegotiation of his June 23, 1998 employment agreement.



     Stock Options. Under the Plan, either incentive stock options ("ISOs"), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options ("Non-ISOs") may be granted to key employees by the Committee. Each Stock Option granted under the Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Stock Option granted under the Plan will be determined by the Plan Committee, but no Stock Option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the Plan or $1.50 per share, whichever is greater. In addition, if the Stock Option is an ISO that is granted to a ten percent shareholder of the Company, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. An ISO by its terms may not be exercisable more than ten years from the grant date or, if the ISO is granted to a ten percent shareholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

     Each outside director automatically will be granted a Non-ISO as of the first day he or she serves as an outside director to purchase 35,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock determined on the grant date in accordance with the Plan or $1.50 per share, whichever is greater. Thereafter, each outside director who is serving as such on the last day of the Company's fiscal year and who has served as such for more than one full year automatically will be granted an Non-ISO as of the last day of such fiscal year to purchase 5,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock as determined on the grant date in accordance with the Plan or $1.50 per share, whichever is greater.

     Stock Appreciation Rights. SARs may be granted by the Committee to key employees under the Plan. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the SAR (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR will be the fair market value of a share of Common Stock as determined on the grant date or $1.50, whichever is greater. SARs may be granted as part of a Stock Option or as stand alone SARs.


     Restricted Stock. Restricted Stock may be granted by the Committee to key employees subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that a key employee's rights in a Restricted Stock award will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the key employee continue employment with the Company for a specified period or that the Company or the key employee achieve stated performance or other objectives. Each grant of Restricted Stock shall be evidenced by a certificate which will specify what rights, if any, a key employee has with respect to such Restricted Stock as well as any conditions applicable to the Restricted Stock.



     An outside director's compensation for all services rendered as such in each fiscal quarter for the Company will be paid by the Company in whole shares of Restricted Stock and cash in lieu of any fractional share. All of an outside director's compensation will be paid in whole shares of Common Stock unless the outside director elects a smaller percentage. However, the percentage elected cannot be less than 60%. All compensation due for service rendered before January 12, 1999 and which has not been paid at that time will be payable in Common Stock as of the end of the Company's fiscal quarter that ends February 28, 1999.


     Non-transferability. No Stock Option, SAR or Restricted Stock will be transferable by a key employee or an outside director other than by will or by the laws of descent and distribution (except that an outside director may transfer Restricted Stock granted to him or her (1) with the express written consent of the Plan Committee or (2) to his or her employer (subject to additional restrictions) if the outside director serves as such as a representative of his or her employer), and any Stock Option or SAR will be exercisable during a key employee's or outside director's lifetime only by the key employee or outside director.


     Amendments to the Plan. The Plan may be amended by the Board to the extent it deems necessary or appropriate (within the limits of Code Section 422), and the Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Stock Option, SAR or Restricted Stock previously granted without the consent of the holder of such Stock Option, SAR or Restricted Stock or unless there is a dissolution or liquidation of the Company or a similar transaction.


     Adjustment of Shares. The number, kind or class of shares of Common Stock reserved for issuance under the Plan, the annual grant caps, the $1.50 floor on the option price and SAR Value, the number, kind or class of shares of Common Stock subject to Stock Options or SARs granted under the Plan, and the option price of the Stock Options and the SAR Value of the SARs, as well as the number, kind or class of shares of Restricted Stock granted under the Plan, shall be adjusted by the Plan Committee in an equitable manner to reflect any change in the capitalization of the Company. Thus all of these adjustments will be made automatically if the shareholders approve the reverse stock split on the Common Stock which was authorized by the Board on January 12, 1999.


     Sale or Merger of the Company. If on any date the Company agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property or a tender offer is made which could lead to a change in control of the Company (as defined in the Plan and other than a tender offer by the Company or an employee benefit plan established and maintained by the Company), the Board will waive any conditions to the exercise of all then outstanding Options and SARs and any then outstanding issuance and forfeiture conditions on any Restricted Stock and the Board will have the right to cancel such Options, SARs and Restricted Stock grants after each key employee and outside director is provided a reasonable opportunity to exercise his or her Options, SARs and to take such other actions as necessary or appropriate to receive the Common Stock subject to any Restricted Stock grants.


     Loans. If approved by the Plan Committee, the Company may lend money to, or guarantee loans by a third party to, any key employee to finance the exercise of any Stock Option granted under the Plan.


     Term of the 1999 Incentive Stock Plan. No Stock Option, SAR or Restricted Stock shall be granted under the Plan after January 12, 2009 or, if earlier, on the date on which all of the Common Stock reserved under the Plan has been issued or no longer is available for use under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

     ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee's alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition. The Company normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

     If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the key employee or ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

     Non-ISOs. A key employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or outside director generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the key employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

     SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

     Restricted Stock. A key employee is not subject to any federal income tax upon the grant of Restricted Stock, nor does the grant of Restricted Stock result in an income tax deduction for the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture as defined under
Section 83 of the Code. In the year that the Restricted Stock is no longer subject to a substantial risk of forfeiture, the key employee will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock transferred to the key employee, generally determined on the date the Restricted Stock is no longer subject to a substantial risk of forfeiture. If a key employee is subject to Section 16(b) of the Exchange Act and cannot sell the Common Stock without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture. If the Restricted Stock is forfeited, the key employee will recognize no gain.

     A key employee may make an election under Section 83(b) of the Code to recognize the fair market value of the Common Stock as taxable income at the time of grant of the Restricted Stock. If such an election is made, (i) the key employee will not otherwise be taxed in the year that the Restricted Stock is no longer subject to a substantial risk of forfeiture and (ii) if the Restricted Stock is subsequently forfeited, the key employee will be allowed no deduction with respect to such forfeiture. Cash dividends paid to a key employee on shares of Restricted Stock prior to the date the Restricted Stock is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income of the key employee in the year received. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the key employee when such ordinary income is recognized by the key employee, provided the Company satisfies applicable federal income tax reporting requirements. Depending on the period shares of Common Stock are held after receipt by the key employee, the sale or other taxable disposition of such shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares generally when the Restricted Stock is no longer subject to a substantial risk of forfeiture.

     Upon the transfer of Restricted Stock to an outside director under the terms of the Plan, the outside director will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock transferred to the outside director, and the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the outside director when such ordinary income is recognized by the outside director, provided the Company satisfies applicable federal income tax reporting requirements.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE PLAN. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                    AND COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD

     During the fiscal year ended August 31, 1998 ("fiscal 1998"), the board of directors held 14 meetings. During fiscal 1998, each director attended at least 75% of the aggregate of the number of meetings of the board of directors and respective committees on which he served while a member of the board or such committees.

     The board of directors has delegated certain functions to the following standing committees:

     Audit Committee. The Audit Committee's functions include recommending to the board the engagement of the Company's independent certified public accountants, reviewing with the accountants the plan and results of their audit of the Company's financial statements and determining the independence of the accountants. The Audit Committee held six meetings in fiscal 1998. The Audit Committee is currently composed of Messrs. Stiles, Browne and Vida.

     Compensation Committee. The Compensation Committee has the authority to approve the compensation of the Company's executive officers. The Compensation Committee held three meetings in fiscal 1998. Currently, the Compensation Committee consists of Messrs. Williamson and Browne.

     Nominating Committee. During fiscal 1998, the Nominating Committee had the responsibility to recommend the nominees for election as Directors of the Company to the Board of Directors. The Nominating Committee met one time during fiscal 1998. The Company currently does not maintain a nominating committee.


     Plan Committee. The Plan Committee was established in January 1999 to administer the Plan. The Plan Committee is currently composed of Messrs. Stiles and Williamson.


DIRECTORS' FEES

     Directors who are compensated as employees or officers of the Company receive no additional compensation for service on the board of directors or a committee thereof. The Company's non-employee directors receive compensation in connection with their service on the Company's board of directors. Upon being elected to the board of directors, each non-employee director receives an option to purchase 35,000 shares of the Company's common stock. In addition, such directors receive additional options to purchase 5,000 shares of common stock each additional year they serve on the board of directors. Finally, the non-employee directors each receive an annual $30,000 retainer fee of which at least 60% is payable in the common stock of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During fiscal 1998 and until June 29, 1998, Messrs. Robert Nederlander and Spencer I. Browne served as members of the Compensation Committee. Mr. Browne was a consultant of the Company during fiscal 1998, for which he was paid $80,000. From July 1, 1998 until August 31, 1998, compensation decisions were made by the full board of directors. See "Certain Relationships and Related Transactions" beginning on page 26 of this Proxy Statement. Champ Meyercord became Chief Executive Officer of the Company on July 1, 1998; however, he did not vote on matters related to his specific compensation.

                       PRINCIPAL HOLDERS OF COMMON STOCK


     The following table sets forth, as of December 1, 1998, information with respect to the beneficial ownership of the common stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each director of the Company, (3) the Company's executive officers and (4) all directors and executive officers of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.



NAME AND ADDRESS OF                                  NUMBER OF SHARES     PERCENTAGE
BENEFICIAL OWNER(1)                                 BENEFICIALLY OWNED   OWNERSHIP(2)
-------------------                                 ------------------   ------------
DIRECTORS AND EXECUTIVE OFFICERS:
Champ Meyercord...................................              --              *
J. Richard Walker.................................              --              *
Spencer I. Browne.................................          37,260              *
Wm. Paul Ralser...................................          20,000              *
Hubert M. Stiles, Jr.(3)..........................       6,666,667           21.8%
David J. Vida, Jr.................................              --              *
John D. Williamson, Jr............................              --              *
All executive officers and directors of the
  Company as a group (8 persons)..................       6,723,927           22.0%
OTHER LARGE STOCKHOLDERS:
Value Partners, Ltd.(4)...........................      14,666,740           32.4%
City National Bank(5).............................      13,333,367           30.1%
Sovereign Bancorp(6)..............................      13,333,367           30.1%
Friedman, Billings, Ramsey Group, Inc.............       9,742,470           27.9%
Emanuel J. Friedman(7)(8).........................       6,666,667           21.8%
T. Rowe Price Recovery Fund II, L.P.(3)...........       6,666,667           21.8%


-------------------------

 *  Less than 1%.
(1) Unless otherwise stated, the address of each person is 1000 Parkwood Circle, Atlanta, Georgia 30339. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from he date of this prospectus have been exercised.

(2) Based on 30,566,660 shares of common stock outstanding as of December 1, 1998.


(3) The address of Mr. Stiles and T. Rowe Price Recovery Fund II, L.P. is 100 East Pratt Street, Baltimore, Maryland 21202. Represents shares beneficially owned rice Recovery Fund II, L.P., T. Rowe Price Recovery Fund II Associates, L.L.C. and T. Rowe Price Associates, Inc. (of which Mr. Stiles is a vice president). Mr. Stiles disclaims beneficial ownership of these shares. Based on a Schedule 13G filed with the SEC on July 10, 1998.

(4) The address of Value Partners, Ltd. is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205. Represents shares issuable upon the conversion of 22,000 shares of preferred stock.

(5) City National Bank's address is 25 Gatewater Road, Charleston, West Virginia 25313. Represents (i) 6,666,700 shares issuable upon conversion of preferred stock and (ii) 6,666,667 shares issuable upon exercise of currently outstanding options.
(6) Sovereign Bancorp's address is 1130 Berkshire Boulevard, P.O. Box 12646, Reading, Pennsylvania 19612. Represents (i) 6,666,700 shares issuable upon conversion of preferred stock and (ii) 6,666,667 shares issuable upon exercise of currently outstanding options.
(7) The address of Friedman, Billings, Ramsey Group, Inc. ("FBRG") is 1001 19th Street North, Arlington, Virginia 22209. As of December 1, 1998, FBRG, through its three wholly owned subsidiaries Friedman, Billings, Ramsey Investment Management, Inc. ("Investment Management"), FBR Offshore Management, Inc. ("Offshore Management") and Orkney Holdings, Inc. ("Orkney"), had sole voting and dispositive power with respect to 5,359,116 shares of common stock. This number does not include 6,666,667 shares of common stock owned by Emanuel J. Friedman, as to which FBRG disclaims beneficial ownership. Investment Management serves as general partner and discretionary investment manager for FBR Ashton, L.P. ("Ashton") which, as of December 1, 1998, owned 824,187 shares of common stock and 4,450 shares of preferred stock (which are convertible into 2,966,681 shares of common stock). Offshore Management serves as discretionary manager for FBR Opportunity Fund, Ltd. ("Opportunity Fund") which, as of December 1, 1998, owned 82,622 shares of Common Stock. Each of FBRG, Investment Management and Offshore Management disclaims beneficial ownership of shares of common stock owned by the other two entities. Orkney is a wholly-owned subsidiary of FBRG which, as of December 1, 1998, owned 4,452,307 shares of common stock and 2,125 shares of preferred stock (which are convertible into an aggregate of 1,416,673 shares of common stock). Each of FBRG, Ashton, Opportunity Fund and Orkney disclaims beneficial ownership of the shares of common stock owned by the other three entities. In addition, Emanuel J. Friedman, Eric F. Billings and W. Russell Ramsey are each control persons with respect to FBRG.

(8) Mr. Friedman's address is 1001 19th Street, Arlington, Virginia 22209. Excludes 5,359,116 shares beneficially owned by FBRG, as to which Mr. Friedman disclaims beneficial ownership. Mr. Friedman has notified the Company that, until the earlier of (i) the first date on which he, together with FBR and its affiliates, holds shares of common stock representing less than 20% of the total issued and outstanding common stock or (ii) the date on which he deposits his shares of common stock in a voting trust to be voted by an unaffiliated third party, he waives the right to vote his shares of common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and the other executive officer as of August 31, 1998 whose annual salary and bonus during fiscal 1998 exceeded $100,000 (the "Named Executive Officers").


                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                ANNUAL COMPENSATION                       NUMBER OF
NAME AND PRINCIPAL     FISCAL   -------------------     OTHER ANNUAL       OPTIONS         ALL OTHER
POSITION                YEAR     SALARY     BONUS      COMPENSATION(1)    GRANTED(2)    COMPENSATION(3)
------------------     ------   --------   --------    ---------------   ------------   ---------------
Champ Meyercord(4)      1998    $ 63,462   $     --      $       --       4,818,591        $     --
  Chairman of the       1997          --         --              --              --              --
  Board and Chief       1996          --         --              --              --              --
  Executive Officer
James L. Belter(5)      1998    $212,519   $100,000(6)   $    9,919              --        $135,868
  Executive Vice        1997     180,003    100,000(6)       15,896         100,000              --
  President and         1996     159,080     50,000(6)        4,330              --              --
  Treasurer


-------------------------

(1) Other annual compensation consisted of car allowances, contributions to 401(k) plans and moving expenses.
(2) See "-- Employment Agreements" below.
(3) All other compensation consisted of funds received from the Company for repurchase of outstanding SARs and stock options.
(4) Mr. Meyercord became Chief Executive Officer of the Company in June 1998.
(5) Mr. Belter resigned from the Company on November 30, 1998.

(6) Bonuses paid to Mr. Belter during fiscal years 1996 and 1997 were discretionary bonuses determined by the board of directors. The bonus paid during fiscal 1998 was paid pursuant to an employment contract entered into with Mr. Belter in August 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended August 31, 1998 to the Named Executive Officers.


                                       INDIVIDUAL GRANTS
                       -------------------------------------------------
                                     PERCENT OF                            POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF       TOTAL                                  ASSUMED ANNUAL RATES OF
                       SECURITIES     OPTIONS                              STOCK PRICE APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE                         OPTION TERM
                        OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   -----------------------------
NAME                   GRANTED(#)   FISCAL YEAR     ($/SH)       DATE          5%($)          10%($)
----                   ----------   ------------   --------   ----------   -------------   -------------
Champ Meyercord        4,818,591        80.1%       $1.50      06/29/08     $11,773,465     $18,747,276
  Chairman of the
  Board and Chief
  Executive Officer
James L. Belter               --          --           --            --              --              --
  Executive Vice
  President and
  Treasurer(1)


-------------------------

(1) Mr. Belter resigned from the Company on November 30, 1998.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of August 31, 1998. No stock options were exercised by the Named Executive Officers during the fiscal year ended August 31, 1998.


                                                                    VALUE OF UNEXERCISED
                                      NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                         OPTIONS HELD AT                   HELD AT
                                         AUGUST 31, 1998             AUGUST 31, 1998(1)
                                   ---------------------------   ---------------------------
                                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                   -----------   -------------   -----------   -------------
Champ Meyercord..................        --        4,818,591       $    --      $   144,558
James L. Belter(2)...............    20,000           80,000            --               --


-------------------------


(1) The closing sales price of the Company's common stock as reported on the Nasdaq Stock Market on August 31, 1998 was $1.53. All options held by Mr. Belter as of August 31, 1998 were granted at exercise prices in excess of such market price.

(2) Mr. Belter resigned from the Company on November 30, 1998.

EMPLOYMENT AGREEMENTS

     On June 23, 1998, the Company entered into an employment agreement with Champ Meyercord (the "Meyercord Agreement") pursuant to which Mr. Meyercord agreed to serve as the Chairman of the Board and Chief Executive Officer of the Company. The initial term of the agreement terminates on December 31, 2001 and the agreement will continue on a year-to-year basis unless terminated by either party. The agreement provides for an initial annual base salary of $300,000. From the date of the Meyercord Agreement until December 31, 1998, Mr. Meyercord is entitled to a bonus of at least $250,000. For each subsequent calendar year during the term of the agreement, Mr. Meyercord shall be entitled to receive bonuses pursuant to a management incentive compensation plan for senior management to be established by the Company. Pursuant to the Meyercord Agreement, Mr. Meyercord was granted options to purchase 5% of the total outstanding shares of common stock outstanding after the recapitalization on a fully-diluted basis at an exercise price equal to the per share price in the private placements. In addition, the Meyercord Agreement provides that upon consummation of an offering of rights to purchase common stock, Mr. Meyercord shall be granted options to purchase a number of shares of common stock equal to 5% of the number of shares of common stock issued in the offering at an exercise price equal to price per share in the offering.

     Upon termination of the agreement for "cause," Mr. Meyercord will be entitled to receive his base salary through the effective date of termination and any determined but unpaid incentive compensation for any bonus period ending on or before the date of termination. In the event of termination "without cause," Mr. Meyercord will be entitled to (1) any unpaid base salary through the date of termination, (2) accrued but unpaid incentive compensation, if any, for the bonus period ending on or before the date of termination, (3) the continuation of any benefits through the expiration of the Meyercord Agreement and (4) the payment, through the date of expiration of the Meyercord Agreement, of his base salary and incentive compensation (in an amount equal to the incentive compensation paid to Mr. Meyercord for the calendar year immediately preceding termination). In the event of a change of control of the Company accompanied within two years by either (1) termination of Mr. Meyercord's employment by the Company "without cause" or (2) Mr. Meyercord's voluntarily termination for "good reason," Mr. Meyercord will be entitled to the amounts receivable upon a termination "without cause." In addition, upon a change of control any vested stock options granted to Mr. Meyercord will accelerate and become immediately vested. The Meyercord Agreement contains a non-competition provision that generally prohibits Mr. Meyercord from competing with the Company during his employment by the Company and for the two-year period following the termination of his employment for any reason.

     The Company and Mr. Meyercord currently are engaged in discussions which may result in revisions to the Meyercord Agreement, all of which would be retroactive to July 1, 1998. The Company initiated these discussions, and the discussions on behalf of the Company are being handled by the Compensation Committee. The Company desires that Mr. Meyercord agree to waive his right under the Meyercord Agreement to an option to purchase 5% of the Company's common stock in exchange for an option to be granted under a stock option plan to be adopted by the Company subject to the Company's shareholders approving the plan and the related grant to Mr. Meyercord. The Company also desires to make the Meyercord Agreement subject to the laws of the State of Georgia and to restructure Mr. Meyercord's noncompetition provision and his other restrictive covenants to increase the likelihood that a court will enforce these provisions against Mr. Meyercord. Mr. Meyercord through his attorney in turn has asked for certain revisions to the Meyercord Agreement, including adding a provision which would protect him from any excise tax liability and any related income tax liability from a change in control of the Company, deleting a provision under which the Company could delay the payment of his compensation if the Company was unable to claim an income tax deduction for the compensation and clarifying certain provisions related to his fringe and other benefits. It is not clear whether an agreement will be reached on any revisions to the Meyercord Agreement or, if an agreement is reached, when that agreement will be reached. Neither the Company nor Mr. Meyercord have set a deadline for either reaching an agreement or abandoning further discussions on revisions to the Meyercord Agreement.


     During fiscal 1998, James Belter, the Company's Executive Vice President and Chief Financial Officer until November 30, 1998, was employed pursuant to an employment agreement entered into in August 1997. The employment agreement provided that Mr. Belter was entitled to receive discretionary performance bonuses based on factors determined by the Committee and the board of directors in accordance with the Company's executive bonus pool program. Notwithstanding the foregoing, Mr. Belter was guaranteed to receive a bonus of $100,000 for each of the first two years of his employment agreement.


     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                        REPORT ON EXECUTIVE COMPENSATION


     Pursuant to the rules of the Securities and Exchange Commission, the Compensation Committee of the board of directors of the Company (the "Compensation Committee") is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers, including the Named Executive Officers, during the past fiscal year. Set forth below is the report of the board of directors who were involved in compensation decisions during the 1998 fiscal year regarding such compensation policies. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


     At the end of fiscal 1998, the Company did not have a Compensation Committee and compensation decisions were made by the full board of directors. Mr. Meyercord did not vote on matters related to his specific compensation.

     The primary elements of the Company's compensation program are base salary, performance-based bonuses, deferred compensation and stock option plans designed to provide long-term incentives. The board of directors' general philosophy with respect to the compensation of the Company's executive officers (including the Named Executive Officers) is to offer competitive compensation programs designed to attract and retain key executives who are critical to the long-term success of the Company and to recognize an individual's personal performance and contribution to the Company, as well as the Company's overall performance. More specifically, factors considered in determining compensation, to the extent applicable, included the recommendations of the Chairman of the Board and Chief Executive Officer, specific accomplishments of the executive officers, the Company's historical and projected performance and success in reaching performance goals and projections, and the Company's sales of loans, earnings and financial condition.

     The Company attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options. Stock options allow executive officers to share, to some extent, in stockholders' return on equity. All Company options vest in staggered amounts over a period of years. Determinations as to the number of options to grant to an executive officer are made by the board of directors.

OFFICERS PRIOR TO RECAPITALIZATION

     During fiscal 1998, Jerome J. Cohen, the Company's Chairman of the board of directors and Chief Executive Officer until July 1998, was employed pursuant to an employment/consulting agreement. Such agreement provided that Mr. Cohen would receive an annual Chairman's fee of at least $30,000 and an annual consulting fee of $120,000, as well as an annual incentive bonus equal to one and one-quarter percent (1.25%) of the Company' pre-Federal tax (and after state and local tax) income for the prior calendar year. Except in the case of a change of control of the Company, Mr. Cohen's agreement did not provide for an early termination bonus or other additional compensation based on performance.

     During fiscal 1998, Jeffrey S. Moore the Company's President and Chief Operating Officer until August 14, 1998, was employed pursuant to an employment agreement. The employment agreement provided for a base salary of $200,000. The employment agreement also provided that Mr. Moore receive an incentive bonus each calendar year equal to 1.5% of the Company's after tax income, provided that certain scheduled goals were met, as well as deferred compensation of 1.0% of the gain on sale from the Company's sales of loans during each year, payable in 48 equal installments. In the event payments of the incentive bonus and deferred compensation due in any year were to exceed $500,000, then the excess over $500,000 would be payable only with the approval of the Company's board of directors.

OFFICERS FOLLOWING RECAPITALIZATION


     As of July 1, 1998, Champ Meyercord was elected Chairman and Chief Executive Officer. On June 23, 1998, the Company entered into the Meyercord Agreement with Mr. Meyercord pursuant to which Mr. Meyercord became the Chairman of the Board and Chief Executive Officer of the Company. The initial term of the agreement terminates on December 31, 2001 and the agreement will continue on a year-to-year basis unless terminated by either party. The agreement provides for an initial annual base salary of $300,000. From the date of the Meyercord Agreement until December 31, 1998, Mr. Meyercord is entitled to a bonus of at least $250,000. For each subsequent calendar year during the term of the agreement, Mr. Meyercord shall be entitled to receive bonuses pursuant to a management incentive compensation plan for senior management to be established by the Company. Pursuant to the Meyercord agreement, Mr. Meyercord was granted options to purchase 5% of the total outstanding shares of common stock outstanding after the recapitalization on a fully-diluted basis at an exercise price equal to the per share price in the private placements. In addition, the Meyercord Agreement provides that upon consummation of an offering of rights to purchase common stock, Mr. Meyercord shall be granted options to purchase a number of shares of common stock equal to 5% of the number of shares of common stock issued in the offering at an exercise price equal to price per share in the offering.



     Section 162(m) of the Code generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's stockholders. None of the Named Executive Officers received annual cash compensation in excess of the $1.0 million provided by Section 162(m) during fiscal 1998. The Committee and the board of directors presently intend to use their best efforts to take the necessary steps to ensure compliance with Section 162(m), in part, by seeking stockholder approval at the Annual Meeting of the Company's employee benefit plans.


     By the board of directors:
     Spencer I. Browne
     Edward B. Meyercord
     Wm. Paul Ralser
     Hubert M. Stiles
     David J. Vida, Jr.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's common stock, based on the market price of the common stock, with the cumulative total return of companies in the Nasdaq Market Index and a peer group index (the "Peer Group Index") comprised of certain companies whose business is comparable to the Company's. The companies reflected in the Peer Group Index are Aames Financial Corporation, Advanta Corporation (class A and class B common stock), BNC Mortgage, Inc., ContiFinancial Corporation, Delta Financial Corporation, First Alliance Corporation, FirstPlus Financial Group, Inc., Long Beach Financial Corporation, New Century Financial Corporation and United Companies Financial Corporation. The graph below also shows the cumulative total return of companies in the Mortgage Banker and Broker Peer Group Index (the "MBB Index") which is a standard industrial classification or "SIC" based index substantially similar to the Mortgage Bankers and Loan Correspondents Peer Group Index which was reflected in the Company's performance graph contained in the proxy statement prepared in conjunction with the Company's annual stockholders meeting for the prior fiscal year. In the opinion of the Company's management, use of the more narrowly focused Peer Group Index, as opposed to the more broadly-based MBB Index, provides a more suitable index against which to compare the Company's performance.

                               Mego             Nasdaq
  Measurement Period         Mortgage           Market          Peer Group
 (Fiscal Year Covered)     Corporation          Index             Index           MBB Index
11/19/96                           100.00            100.00            100.00            100.00
02/28/97                           130.00            103.72            101.46            113.12
08/29/97                           104.44            126.63             95.74            124.14
02/27/98                            28.89            141.88             70.21            126.48
08/31/98                            13.61            120.43             42.01            119.27

-------------------------

* Assumes $100 invested in the Company's common stock as of November 19, 1996, and the investment of the same amount as of November 19, 1996 for the Nasdaq Market Index, the Peer Group Index and the MBB Group Index. The graph above assumes the reinvestment of all dividends; however, the Company did not issue any dividends on its common stock during the period covered by the graph. Returns for the Company are not necessarily indicative of future performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Listed below are transactions the Company has entered into with its affiliates in the past three years. An "affiliate" generally is a person or entity that is (1) "controlled by the Company," such as an officer of the Company, (2) that "controls the Company" such as a director of a company, and in the case of the Company, Mego Financial Corp. ("Mego Financial") the Company's former parent; or (3) entities under "common control" with a company. PEC, a subsidiary of Mego Financial, is an affiliate of Mego Financial because it is "controlled by" Mego Financial, and is an affiliate of the Company, because the directors that controlled the Company until the completion of the Company's recapitalization also controlled Mego Financial.

RELATIONSHIP WITH GREENWICH

     Champ Meyercord, the Company's Chairman of the Board and Chief Executive Officer, was formerly a senior investment banker at Greenwich Capital Markets ("Greenwich"). In October 1996, Greenwich agreed to purchase from the Company $2.0 billion of loans over a five year period. The Company has sold Greenwich approximately $800 million in loans from the inception of the agreement. The agreement with Greenwich was terminated in June 1998 and the Company has no further obligation under the agreement.


     In April 1997, the Company entered into a pledge and security agreement with Greenwich for an $11.0 million revolving credit facility. The amount that can be borrowed under the agreement was increased to $15.0 million in June 1997 and $25.0 million in July 1997. This facility is secured by a pledge of certain of the Company's interest only and residual class certificates relating to securitizations carried as mortgage related securities on the Company's Statements of Financial Condition, payable to the Company pursuant to its securitization agreements. As of August 31, 1998, approximately $10.0 million was outstanding under the agreement. The agreement, which was originally scheduled to mature in December 1998, was extended until December 1999.


TAX SHARING AND INDEMNITY AGREEMENT

     For taxable periods up to the date of the spin-off of the Company by Mego Financial, the Company's results of operations were includable in the tax returns filed by Mego Financial's affiliated group for federal income tax purposes. Under a tax allocation and indemnity agreement with Mego Financial, the Company recorded a liability to Mego Financial for federal income taxes calculated on a separate company basis. Under a prior tax sharing arrangement with Mego Financial, the Company recorded a liability to Mego Financial for federal income taxes applied to the Company's financial statement income after giving consideration to applicable income tax law and statutory rates. In addition, both the agreement and the arrangement provided that the Company and Mego Financial each will indemnify the other under certain circumstances. The Company no longer files consolidated returns with Mego Financial's affiliated group. The Company believes that all obligations under the tax sharing agreement have been satisfied.

MANAGEMENT SERVICES AGREEMENT WITH PEC

     Until the recapitalization, PEC, a subsidiary of Mego Financial, supplied the Company on an as-needed basis with certain executive, accounting, legal, management information, data processing, human resources, advertising services and promotional personnel. The Company paid management fees to PEC in an amount equal to the direct and indirect expenses of PEC related to the services supplied by its employees to the Company, including an allocable portion of the salaries and expenses of these employees based upon the percentage of time these employees spent performing services for the Company. This arrangement was formalized on September 1, 1996 by execution of a management agreement (the "Management Agreement"), in which PEC agreed to provide management services to the Company for an aggregate annual fee of approximately $967,000. Effective January 1, 1998, the annual fee payable by the Company under the Management Agreement was reduced to $528,000. The Management Agreement was terminated on June 29, 1998.

     For the years ended August 31, 1996, 1997 and 1998, approximately $671,000, $967,000 and $617,000, respectively, of the salaries and expenses of these employees of PEC were attributable to and paid by the Company in connection with services supplied by these employees to the Company. In addition, during the years ended August 31, 1996 and 1997, the Company paid PEC for developing computer programming, incurring costs of $56,000 and $0, respectively. During the year ended August 31, 1998, these costs were $0.

SUB-SERVICING AGREEMENT WITH PEC

     Prior to September 1, 1996, PEC sub-serviced the Company's loans pursuant to which it paid servicing fees of 50 basis points on the principal balance of loans serviced per year. For the years ended August 31, 1996, 1997 and 1998, the Company paid sub-servicing fees to PEC of approximately $709,000, $1.9 million and $2.1 million, respectively. The Company entered into a servicing agreement with PEC (the "Servicing Agreement"), effective as of September 1, 1996, providing for the payment of servicing fees of 50 basis points on the principal balance of loans serviced per year. For the years ended August 31, 1996, 1997 and 1998, the Company incurred interest expense in the amount of $29,000, $16,000 and $0, respectively, related to fees payable to PEC for these services. The interest rates were based on PEC's average cost of funds and equaled 10.68% in 1996 and 10.48% in 1997. Effective September 1, 1997, the servicing fees were reduced to 40 basis points per year and effective January 1, 1998, the servicing fees were further reduced to 35 basis points per year. The Servicing Agreement has been terminated as the mortgage servicing rights were transferred to City National Bank.

FUNDING AND GUARANTEES BY MEGO FINANCIAL

     In order to fund the Company's past operations and growth, and in conjunction with filing consolidated returns, the Company borrowed money from Mego Financial. As of August 31, 1996, 1997 and 1998, the amount of intercompany debt owed to Mego Financial was $12.0 million, $9.7 million and $0, respectively. Prior to the initial public offering, Mego Financial had guaranteed the Company's obligations under the Company's credit agreements and an office lease. The guarantees of the Company's credit agreements were released on the completion of the initial public offering. The Company did not pay any compensation to Mego Financial for such guarantees.

     In November 1996, Greenwich agreed to purchase from the Company $2.0 billion of loans over a five year period. Pursuant to the agreement, Mego Financial issued to Greenwich four-year warrants to purchase 1.0 million shares of Mego Financial's common stock. The value of the warrants, estimated at $3.0 million (0.15% of the commitment amount) as of the commitment date (the "Warrant Value") plus a $150,000 fee has been written off as the commitment for the purchase of loans has been terminated.

     On August 29, 1997, the Company and Mego Financial entered into a payment agreement (the "Payment Agreement") for the Company's repayment after the spin-off of (1) a portion of the debt owed by the Company to Mego Financial as of May 31, 1997 and (2) debt owed by the Company to Mego Financial as of August 31, 1997. Upon consummation of the sale of the Old Notes in October 1997, $3.9 million was paid in accordance with the Payment Agreement. In April 1998, the Company and Mego Financial entered into an agreement (the "1998 Agreement") superseding the Payment Agreement. Pursuant to the 1998 Agreement, the parties agreed to reduce the amounts owed to Mego Financial and agreed to pay such amounts upon the occurrence of certain events. In connection with the Recapitalization, the Company paid PEC $1.6 million to satisfy fully all amounts owed to Mego Financial pursuant to the Payment Agreement and the 1998 Agreement, and the 1998 Agreement was terminated.

RELATIONSHIPS WITH FRIEDMAN BILLINGS, RAMSEY GROUP, INC.

     Friedman, Billings, Ramsey & Co, Inc. ("FBR") a subsidiary of FBRG served as placement agent for the private placements pursuant to a placement agreement (the "Placement Agreement"). Under the terms of the Placement Agreement, the Company paid FBR a fee 1.6 million shares of common stock equal to 6.0% of the gross proceeds received by the Company from the sale of the shares of common stock and preferred stock in the recapitalization. The gross proceeds did not include $10.0 million of Common Stock acquired by an affiliate of FBR. In addition, the Company has agreed, pursuant to the Placement Agreement, to indemnify FBR against certain liabilities, including liabilities under the Securities Act, and other liabilities incurred in connection with the recapitalization. In addition, the Company paid to FBR an advisory fee of $416,667 in connection with the recapitalization.


     FBR was a managing underwriter for the Company's initial public offering and the Company's public offering of $40.0 million of Old Notes, and was the initial purchaser for the Company's private offering of another $40.0 million of the Old Notes. FBR received compensation for such services and the Company agreed to indemnify FBR against certain liabilities, including liabilities under the Securities Act, and other liabilities arising in connection with such offerings. In addition, FBR has in the past provided certain investment banking services to the Company and affiliates of the Company.


THE RECAPITALIZATION

     The Company completed a recapitalization on July 1, 1998, which provided the Company with approximately $84.5 million of new equity. City National Bank and Sovereign Bancorp, each purchased 10,000 shares of the Company's newly designated series A convertible preferred stock at a price of $1,000 per share. In addition, City National Bank and Sovereign Bancorp were each granted an option, which expires in December 2000, to acquire 6.67 million shares of common stock at a price of $1.50 per share. City National Bank and Sovereign Bancorp each has a right of first refusal to purchase the Company in the event the Company's board of directors determines to sell the Company.

     In addition, City National Bank and Sovereign Bancorp each were granted the right to appoint one member to the Company's board of directors and have the right to appoint an additional board member if they exercise their option to purchase additional shares of common stock. Upon completion of the recapitalization, David J. Vida, Jr. was appointed to the board of directors at the request of City National Bank. Sovereign Bancorp has not exercised its right to appoint a board member but has exercised its right to have a representative attend each board meeting.

     In addition to the transactions described above, part of the recapitalization, the Company and each of Sovereign Bancorp and City Holding Company, the parent company of City National Bank, entered into the following agreements:


     - Sovereign Bancorp agreed to provide the Company up to $90.0 million in borrowings under a warehouse line to fund its loan production prior the sale of the loans


     - Sovereign Bancorp agreed to purchase up to $100.0 million of the Company's loans per quarter and has a right of first refusal to purchase all other loans produced by the Company

     - City National Bank purchased the Company's existing mortgage servicing rights

     - City Mortgage Services agreed to service all of the Company's mortgage loans held for sale and loans sold on a servicing retained basis by the Company

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by the Commission to furnish the Company with copies of all Section 16(a) forms that are filed.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended August 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were properly filed except that Spencer I. Browne receive 4,760 shares of the Company's common stock in September 1997, as a result of the spin-off of the Company's common stock by Mego Financial, which was not reported on his Form 4 until January 1998.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report on Form 10-K is being furnished with this Proxy Statement to stockholders of record as of December 18, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, a firm of independent public accountants, has been appointed the Company's independent public accountants for fiscal year ending August 31,

1999. The appointment of auditors is approved annually by the board of directors. The decision of the Board is based on the recommendation of the Audit Committee. A representative of Deloitte & Touche will be present at the meeting, either in person or telephonically. Such representative will have the opportunity to make a statement and will be available to respond to questions.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder of the Company who wishes to present a proposal at the 2000 annual meeting of stockholders of the Company, and who wishes to have such proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339,
Attention: Corporate Secretary, no later than November 16, 1999; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the 1999 annual meeting of stockholders, any stockholder who wishes to have a proposal included in the Company's proxy statement for that meeting must deliver a copy of the proposal to the Company at a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

                                          By Order of the board of directors,

                                          /s/Champ Meyercord

                                          Champ Meyercord

                                          Chairman and Chief Executive Officer


January 26, 1999

                                                                         ANNEX A

                           MEGO MORTGAGE CORPORATION

                           1999 INCENTIVE STOCK PLAN

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
sec. 1    BACKGROUND AND PURPOSE.........................................  A-1
sec. 2    DEFINITIONS....................................................  A-1
     2.1    Affiliate....................................................  A-1

     2.2    Board........................................................  A-1

     2.3    Change in Control............................................  A-1

     2.4    Code.........................................................  A-1

     2.5    Committee....................................................  A-1

     2.6    Director.....................................................  A-2

     2.7    Fair Market Value............................................  A-2

     2.8    ISO..........................................................  A-2

     2.9    Key Employee.................................................  A-2

     2.10   1933 Act.....................................................  A-2

     2.11   1934 Act.....................................................  A-2

     2.12   Mego.........................................................  A-2

     2.13   Non-ISO......................................................  A-2

     2.14   Option.......................................................  A-2

     2.15   Option Certificate...........................................  A-2

     2.16   Option Price.................................................  A-2

     2.17   Parent.......................................................  A-2

     2.18   Plan.........................................................  A-2

     2.19   Restricted Stock.............................................  A-2

     2.20   Restricted Stock Certificate.................................  A-2

     2.21   Rule 16b-3...................................................  A-2

     2.22   Stock........................................................  A-3

     2.23   SAR Value....................................................  A-3

     2.24   Stock Appreciation Right.....................................  A-3

     2.25   Stock Appreciation Right Certificate.........................  A-3

     2.26   Subsidiary...................................................  A-3

     2.27   Ten Percent Shareholder......................................  A-3

sec. 3    SHARES RESERVED UNDER PLAN.....................................  A-3
sec. 4    EFFECTIVE DATE.................................................  A-3
sec. 5    COMMITTEE......................................................  A-3
sec. 6    ELIGIBILITY AND ANNUAL GRANT CAPS..............................  A-4
sec. 7    OPTIONS........................................................  A-4
     7.1    Committee Action.............................................  A-4

     7.2    $100,000 Limit...............................................  A-4

     7.3    Grants to Directors..........................................  A-5

     7.4    Option Price.................................................  A-5

     7.5    Exercise Period..............................................  A-5

sec. 8    STOCK APPRECIATION RIGHTS......................................  A-6
     8.1    Committee Action.............................................  A-6

     8.2    Terms and Conditions.........................................  A-6

            (a) Stock Appreciation Right Certificate.....................  A-6
            (b) Option Certificate.......................................  A-6
     8.3    Exercise.....................................................  A-6

sec. 9    RESTRICTED STOCK...............................................  A-7
     9.1    Committee Action.............................................  A-7

     9.2    Effective Date...............................................  A-7

                                                                           PAGE
                                                                           ----
     9.3    Conditions...................................................   A-7

            (a) Conditions to Issuance of Stock..........................   A-7
            (b) Forfeiture Conditions....................................   A-7
            (c) Mandatory Conditions.....................................   A-7
     9.4    Dividends and Voting Rights..................................   A-8

     9.5    Satisfaction of Forfeiture Conditions; Provision for Income
            and Excise Taxes.............................................   A-8

     9.6    Section 162(m)...............................................   A-8

     9.7    Grants to Directors..........................................   A-8

            (a) General Rule.............................................   A-8
            (b) Election.................................................   A-9
            (c) Transferability..........................................   A-9
            (d) Transition Rule..........................................   A-9
sec. 10   NONTRANSFERABILITY.............................................   A-9
sec. 11   SECURITIES REGISTRATION........................................   A-9
sec. 12   LIFE OF PLAN...................................................  A-10
sec. 13   ADJUSTMENT.....................................................  A-10
     13.1   Capital Structure............................................  A-10

     13.2   Mergers......................................................  A-10

     13.3   Fractional Shares............................................  A-11

sec. 14   SALE, MERGER OR CHANGE IN CONTROL..............................  A-11
sec. 15   AMENDMENT OR TERMINATION.......................................  A-11
sec. 16   MISCELLANEOUS..................................................  A-12
     16.1   Shareholder Rights...........................................  A-12

     16.2   No Contract of Employment....................................  A-12

     16.3   Withholding..................................................  A-12

     16.4   Construction.................................................  A-12

     16.5   Other Conditions.............................................  A-12

     16.6   Rule 16b-3...... ............................................  A-12

     16.7   Loans.......... .............................................  A-13

                                     SEC. 1

                             BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interest of Mego by authorizing the Committee to grant Options to Key Employees and Directors and to grant Restricted Stock and Stock Appreciation Rights to Key Employees in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of Mego which corresponds to the stake of each of Mego's stockholders.

                                     SEC. 2

                                  DEFINITIONS

     2.1 Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with Mego under sec. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under sec. 414(c) of the Code.

     2.2 Board -- means the Board of Directors of Mego.

     2.3 Change in Control -- means (1) a "change in control" of Mego of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), (2) a "person" (as that term is used in 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of Mego, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of Mego approve any dissolution or liquidation of Mego or any sale or disposition of 50% or more of the assets or business of Mego or (5) the shareholders of Mego approve a merger or consolidation to which Mego is a party (other than a merger or consolidation with a wholly-owned subsidiary of Mego) or a share exchange in which Mego shall exchange Mego shares for shares of another corporation as a result of which the persons who were shareholders of Mego immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     2.4 Code -- means the Internal Revenue Code of 1986, as amended.

     2.5 Committee -- means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under sec. 162(m) of the Code.

     2.6 Director -- means any member of the Board who is not an employee of Mego or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Mego.

     2.7 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with sec. 2.7(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.8 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of sec. 422 of the Code.

     2.9 Key Employee -- means an employee of Mego or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Mego.

     2.10 1933 Act -- means the Securities Act of 1933, as amended.

     2.11 1934 Act -- means the Securities Exchange Act of 1934, as amended.

     2.12 Mego -- means Mego Mortgage Corporation and any successor to Mego Mortgage Corporation.

     2.13 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of sec. 422 of the Code.

     2.14 Option -- means an ISO or a Non-ISO which is granted under sec. 7 of this Plan.

     2.15 Option Certificate -- means the written certificate which sets forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.

     2.16 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.17 Parent -- means any corporation which is a parent of Mego within the meaning of sec. 424(e) of the Code.

     2.18 Plan -- means this Mego Corporation 1999 Incentive Stock Plan as effective as of the date adopted by the Board in 1999 and as amended from time to time thereafter.

     2.19 Restricted Stock -- means Stock granted to a Key Employee under sec. 9 of this Plan.

     2.20 Restricted Stock Certificate -- means the written certificate which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

     2.21 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.22 Stock -- means $.01 par value common stock of Mego.

     2.23 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under sec. 10.

     2.24 Stock Appreciation Right -- means a right to receive the appreciation in a share of Stock which is granted under sec. 8 of this Plan either as part of an Option or independent of any Option.

     2.25 Stock Appreciation Right Certificate -- means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.

     2.26 Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of Mego.

     2.27 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Mego, a Subsidiary or Parent.

                                     SEC. 3

                           SHARES RESERVED UNDER PLAN

     There shall be 12,000,000 shares of Stock reserved for use under this Plan. Such shares of Stock shall be reserved to the extent that Mego deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Mego. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option, any shares of Restricted Stock which are forfeited or canceled and any shares of Stock subject to a Stock Appreciation Right with respect to which no exercise has been made under sec. 8 before the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan.

                                     SEC. 4

                                 EFFECTIVE DATE

     The effective date of this Plan shall be January 12, 1999, the date of its adoption by the Board, provided the shareholders of Mego (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.

                                     SEC. 5

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and

(subject to sec. 13, sec. 14 and sec. 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Mego, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

                                     SEC. 6

                       ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Key Employees who are employed by Mego or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs under this Plan. Only Key Employees shall be eligible for the grant of Restricted Stock or Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option to purchase more than 1,500,000 shares of Stock or a Stock Appreciation Right with respect to more than 1,500,000 shares of stock except that an Option to purchase 4,818,591 shares of Stock may be granted to Mego's Chief Executive Officer in connection with the renegotiation of his June 23, 1998 Employment Agreement and the cancellation of his right to the option described in sec. 4.5(a) of such Employment Agreement.

                                     SEC. 7

                                    OPTIONS

     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock; provided, however, that the Committee shall not grant new Options in exchange for the cancellation of outstanding Options which have a higher Option Price than the new Options. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee shall have the right to grant a Non-ISO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant. The Committee also shall have the right in connection with the grant of one Option to provide in the related Option Certificate for the automatic grant of one, or more than one, additional Option, where the grant of the additional Option or Options would be triggered by the occurrence of such event or such events as the Committee deems appropriate under the circumstances.

     7.2 $100,000 Limit. To the extent that the aggregate Fair Market Value of Stock (determined as of the date the ISO is granted) with respect to which ISOs first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date such option was granted) which (1) satisfies the requirements of sec. 422 of the Code and (2) is granted to a Key Employee under a plan maintained by Mego, a Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation set forth in this sec. 7.2 in accordance with sec. 422(d) of the Code, and the Committee shall treat this sec. 7.2 as in effect only for those periods for which sec. 422(d) of the Code is in effect.

     7.3 Grants to Directors. Each Director automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the first day he first serves as a Director to purchase 35,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant or $1.50 per share, whichever is greater. Thereafter, each Director who is serving as such on the last day of Mego's fiscal year and who has served as such for more than one full year automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the last day of such fiscal year to purchase 5,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant or $1.50 per share, whichever is greater. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire on the date set forth in the related Option Certificate or, if earlier, on the tenth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this ss. 7.3 shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this sec. 7.3. A grant of a Non-ISO to a Director under this sec. 7.3 is intended to be granted in a manner which continues to allow such Director to be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of sec. 162(m) of the Code, and all Non-ISOs granted to Directors under this sec. 7.3 shall be construed to effect such intent.

     7.4 Option Price. The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the greater of the Fair Market Value of a share of Stock on the date the Option is granted or $1.50; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock is tendered to the Committee or its delegate in a manner satisfactory to the Committee.

     7.5 Exercise Period. Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of

          (1) the date such Option is exercised in full, or

          (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

          (3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

                                     SEC. 8

                           STOCK APPRECIATION RIGHTS

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     8.2 Terms and Conditions.

          (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the greater of Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted or $1.50. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from Mego in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this sec. 8.3.

                                     SEC. 9

                                RESTRICTED STOCK

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee's interest in the underlying Stock will become nonforfeitable.

     9.2 Effective Date. A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (2) as of the date such conditions have been timely satisfied.

     9.3 Conditions.

           (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Key Employee subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Mego pending the satisfaction of the forfeiture conditions, if any, under sec. 9.3(b) for the related Restricted Stock grant.

           (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, including a condition which results in a forfeiture if a Key Employee exercises a Non-ISO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under sec. 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under sec. 3 as of the date of such failure.

          (c) Mandatory Conditions. All Restricted Stock grants that are subject to one or more performance-based issuance conditions under sec. 9.3(a) or one or more performance-based forfeiture conditions under sec. 9.3(b) shall also be subject to the condition that the Key Employee remain employed by Mego until the date which is the first anniversary of the date the Restricted Stock is granted. If a Restricted Stock grant is not subject to one or more performance-based conditions, the Restricted Stock grant shall be subject to the condition that the Key Employee remain employed by Mego until the date which is the third anniversary of the date the Restricted Stock is granted.

     9.4 Dividends and Voting Rights. If a cash dividend is declared on a share of Stock underlying a Restricted Stock grant during the period which begins on the date such grant is effective and ends immediately before the first date that a Key Employee's interest in such underlying Stock (1) is forfeited completely or (2) becomes completely nonforfeitable, Mego shall pay such cash dividend directly to such Key Employee. If a Stock dividend is declared on such a share of Stock during such period, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock underlying his or her Restricted Stock grant during such period.

     9.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Certificate for Mego to make such payment) to a Key Employee to pay all, or any portion of, his or her federal, state and local income and excise tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

     9.6 Section 162(m). Except where the Committee deems it in the best interests of Mego, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as "performance-based compensation" under sec. 162(m) of the Code if the shareholders of Mego approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under sec. 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.

     9.7 Grants to Directors.

          (a) General Rule. At least 60% of a Director's compensation for all services rendered as such in each fiscal quarter for Mego shall be paid by Mego in whole shares of Stock based on the Fair Market Value of such Stock on the last day of each such fiscal quarter and in cash in lieu of any fractional share and, absent an effective election under sec. 9.7(b) 100% of such compensation shall be paid in whole shares of Stock and in cash in lieu of any fractional share of Stock.

          (b) Election. A Director may elect in a manner satisfactory to the Committee that any percentage of his or her compensation be paid in whole shares of Stock, but the percentage elected by the Director cannot be less than 60% or more than 100%. An election under this sec. 9.7(b) shall be effected for compensation which is otherwise payable in cash after the end of the fiscal quarter for Mego in which the election is delivered to the Committee or its delegate.

          (c) Transferability. No shares of Stock transferred to a Director may be transferred by the Director to any other person while he or she remains a Director other than by will or by the laws of descent and distribution without the express consent of the Committee unless the Director serves as such as a representative of his or her employer, in which event the Director may assign all his or her rights in such Stock to his or her employer subject to the general restriction on transfers set forth in this sec. 9.7(c).

          (d) Transition Rule. If any Director is due any compensation for services rendered as such on the date this Plan becomes effective under sec. 4, such compensation shall be paid in whole shares of Stock under this sec. 9.7 (and in cash in lieu of any fractional share) as of the last day of the fiscal quarter for Mego which includes the date this Plan becomes effective under sec. 4.

                                    SEC. 10

                               NONTRANSFERABILITY

     No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee's consent or the application of sec. 9.7(c)) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent or the application of sec. 9.7(c)) be exercisable during a Key Employee's or Director's lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee or Director.

                                    SEC. 11

                            SECURITIES REGISTRATION

     Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by Mego, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Mego, shall deliver to Mego a written statement satisfactory to Mego to that effect. As for Stock issued pursuant to this Plan, Mego at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however,

Mego shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director.

                                    SEC. 12

                                  LIFE OF PLAN

     No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of

          (1) the tenth anniversary of the effective date of this Plan (as determined under sec. 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

          (2) the date on which all of the Stock reserved under sec. 3 of this Plan has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    SEC. 13

                                   ADJUSTMENT

     13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan, the grant caps described in sec. 6 of this Plan, the $1.50 floor on the Option Price in sec. 7.3 and sec. 7.4 and on the SAR Value in sec. 8.2(a), the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Mego, including, but not limited to, such changes as stock dividends or stock splits.

     13.2 Mergers. The Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan and the grant caps described in sec. 6 of this Plan. Furthermore, the Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

     13.3 Fractional Shares. If any adjustment under this sec. 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under sec. 3" within the meaning of sec. 15 of this Plan.

                                    SEC. 14

                       SALE, MERGER OR CHANGE IN CONTROL

     If on any date Mego agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if a tender offer is made which could lead to a Change in Control (other than a tender offer by Mego or an employee benefit plan established and maintained by Mego), the Board shall waive any conditions to the exercise of all then outstanding Options and Stock Appreciation Rights and waive any then outstanding issuance and forfeiture conditions on any Restricted Stock and shall have the right to cancel such Options, Stock Appreciation Rights and Restricted Stock grants after providing each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants.

                                    SEC. 15

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of Mego required under sec. 422 of the Code (1) to increase the number of shares of stock reserved under sec. 3 which can be used for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of Mego or a transaction described in sec. 13 or sec. 14 of this Plan.

                                    SEC. 16

                                 MISCELLANEOUS

     16.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of Mego as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to sec. 9.4, a Key Employee's rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.

     16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.

     16.3 Withholding. Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

     16.4 Construction. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in sec. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representations prepared by Mego, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by Mego under certain circumstances.

     16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under

Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     16.7 Loans. If approved by the Committee, Mego may lend money to, or guarantee loans made by a third party to, any Key Employee to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan. If approved by the Committee, Mego also may, in accordance with a Key Employee's instructions, transfer Stock upon the exercise of an Option directly to a third party in connection with any arrangement made by the Key Employee for financing the exercise of such Option.

     IN WITNESS WHEREOF, Mego Mortgage Corporation has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          MEGO MORTGAGE CORPORATION

                                          By:
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

                           MEGO MORTGAGE CORPORATION
                        1000 PARKWOOD CIRCLE, SUITE 600
                             ATLANTA, GEORGIA 30339

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 16, 1999

     The undersigned stockholder of Mego Mortgage Corporation, a Delaware corporation (the "Company"), hereby appoints Edward B. Meyercord and J. Richard Walker or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote a the Annual Meeting of the Stockholders of the Company to be held at 10:00 a.m., Eastern Standard Time, on February 16, 1999, at the offices of King & Spalding, 191 Peachtree Street, Atlanta Georgia 30303, and at all adjournments or postponements thereof, with authority to vote said common stock on the matters set forth on the reverse side.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, WHO SHALL BE ENTITLED TO THE VOTE CORRESPONDING TO EACH SHARE OF COMMON STOCK HELD BY SUCH STOCKHOLDER.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

------   PLEASE MARK YOUR
         VOTES AS IN THIS
   X     EXAMPLE.
------


                                                                                                      FOR    AGAINST   ABSTAIN

This proxy will be voted as specified. If no specification is       2. To approve the proposal        [  ]    [  ]       [  ]
made, this proxy will be voted FOR the first four proposals and in     to amend the Company's
the discretion of the proxies on any other business properly           certificate of
brought before the meeting. Please mark, date, sign and return         incorporation in order to
using the enclosed envelope. Your prompt attention will be             reflect a name change to
appreciated.                                                           Altiva Financial
                                                                       Corporation (the "Name
                                                                       Change")

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE            3. To approve the proposal        [  ]    [   ]      [  ]
FOLLOWING:                                                             to amend the Company's
1. To elect six (6) directors to serve until the 2000 Annual           certificate of
Meeting of Stockholders:                                               incorporation in order to
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL        effect a reverse stock split
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST          of the Company's outstanding
BELOW.)                                                                common stock (the
                                                                       "Consolidation")

     Spencer I. Browne,               Hubert M. Stiles, Jr.,        4. To approve the Mego            [  ]    [   ]      [  ]
     Edward B. Meyercord,             David J. Vida, Jr.,              Mortgage Corporation 1999
     Wm. Paul Ralser,                 John D. Williamson, Jr.          Incentive Stock Plan

                                                                    5. In their judgment, the         [  ]    [   ]      [  ]
                                                                       proxies are authorized to
                                                                       vote upon such other
                                                                       business as may be
                                                                       properly brought before
                                                                       the meeting and each
                                                                       adjournment or
                                                                       postponement thereof.







  [  ]  WITHHOLD AUTHORITY to vote for all nominees listed



Signature                              Date             ,1999
         ------------------------------     ------------


Signature                              Date             ,1999
         ------------------------------     ------------

NOTE: Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this Proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.